Registration No. 333-02971

      As filed with the Securities and Exchange Commission on May 28, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST- EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

            Virginia                                             54-0493875
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

           9950 Mayland Drive
           Richmond, Virginia                                       23233
(Address of Principal Executive Offices)                         (Zip Code)
                                                                 ----------

           1984 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                   ----------

                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)
                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)
                                    ---------

                                Explanatory Note


                  This Post-Effective Amendment No. 2 is filed with respect to 1,000,000 shares of Circuit City Stores, Inc. Circuit City Group Common Stock,
par value $.50 per share (the "Circuit City Group Stock"), and 1,000,000 associated Circuit City Group Rights to Purchase Preferred Stock, Series E, $20.00 par value (the "Circuit City Group Rights"), issuable pursuant to incentive awards granted or to be granted under the Company's 1984 Employee Stock Purchase Plan, as amended (the "1984 Plan").

                  The Registration Statement as originally filed related to the registration of 1,000,000 shares of Common Stock of Circuit City Stores, Inc. and 1,000,000 associated Circuit City Stores, Inc. Rights to Purchase Preferred Stock, Series E, $20.00 par value, issuable pursuant to the Company's 1984 Plan. On February 3, 1997, following approval by the Company's shareholders, the Company's Amended and Restated Articles of Incorporation were amended to effect, among other things, a redesignation of each share of Common Stock as one share of Circuit City Group Stock. In connection with the redesignation of the Common Stock, the Board of Directors approved a redesignation of each Right to Purchase Preferred Stock, Series E, $20.00 par value, as one Circuit City Group Right. Accordingly, the purpose of this Post-Effective Amendment is to reflect the redesignation of the shares of the Company's Common Stock previously registered hereunder as shares of Circuit City Group Stock and the redesignation of the associated Rights to Purchase Preferred Stock, Series E, $20.00 par value, as Circuit City Group Rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission:

          (a) the Company's Prospectus filed with the Commission on February 5, 1997 pursuant to Rule 424(b) relating to the Company's Registration Statements on Form S-3 (Registration Nos. 333-15995 and 333-21039);

          (b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) since February 29, 1996, including the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996 and the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996 and November 1, 1996;

          (c) the Company's Proxy Statement filed with the Commission on December 24, 1996, but only as to Annexes V, VI and VII;

          (d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description; and

          (e) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Form 8-A/A filed with the Commission on January 31, 1997 (File No. 1-5767) and all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.  Exhibits.

         See Exhibit Index following signatures.


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

(a)      (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to the Registration Statement as amended by this Post-Effective Amendment No. 2:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   Provided,  however,  that paragraph (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia on May 27, 1997.

                            CIRCUIT CITY STORES, INC.



                            By:      /s/  Michael T. Chalifoux
                                     Michael T. Chalifoux
                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on this 27th day of May, 1997.

Signature:                                              Title:


* Richard L. Sharp                    Chief Executive Officer and
Richard L. Sharp                      Chairman of the Board



*Alan L. Wurtzel                      Vice Chairman of the Board
Alan L. Wurtzel                       and Director



 /s/  Michael T. Chalifoux            Senior Vice President, Chief
Michael T. Chalifoux                  Financial Officer, Secretary and Director



*Richard N. Cooper                    Director
Richard N. Cooper



*Barbara S. Feigin                    Director
Barbara S. Feigin




*Theodore D. Nierenberg               Director
Theodore D. Nierenberg



*Hugh G. Robinson                     Director
Hugh G. Robinson



*Walter J. Salmon                     Director
Walter J. Salmon



*Mikael Salovaara                     Director
Mikael Salovaara



*John W. Snow                         Director
John W. Snow



*Edward Villanueva                    Director
Edward Villanueva



/s/  Philip J. Dunn                   Principal Accounting Officer
Philip J. Dunn



*By:  /s/ Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-In-Fact



                                  EXHIBIT INDEX


        Exhibit            Document
        Number


           4.1 Company's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed as
                           Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, are expressly incorporated herein by this reference.

           4.2 Company's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.

           4.3 Company's Amended and Restated Rights Agreement dated February 3, 1997, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, filed as
                           Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759) filed on March 4, 1997, is expressly incorporated herein by this reference.

           5               Opinion  and  Consent  of  McGuire,  Woods,  Battle &
                           Boothe, L.L.P.

           *23.1           Consent of KPMG Peat Marwick LLP.

           23.2            Consent of McGuire,  Woods,  Battle & Boothe,  L.L.P.
                           (included in Exhibit 5).

           *24             Powers of Attorney.



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* Previously filed.